Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 2026, relating to the consolidated financial statements of Reliance Global Group, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania

April 23, 2026